SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



      Pursuant  to  Section 13 or 15(d)  of  the  Securities
Exchange Act of 1934


      Date  of  Report  (Date  of earliest  event  reported)
September 18, 2002

                MONMOUTH CAPITAL CORPORATION
    (Exact name of Registrant as specified in its charter)



  New Jersey                     0-24282          21-0740878
(State or other jurisdiction  (Commission      (IRS Employer
 of incorporation)            File Number)    Identification
                                                     Number)

       3499 Route 9N, Suite 3C, Freehold, NJ  07728
         (Address of principal executive offices)



Registrant's telephone number, including area code (732)577-9993



(Former name or former address, if changed since last report.)

     Item 5.  Other Events.

            On September 18, 2002, Monmouth Capital Corporation (Registrant), purchased a leasehold interest in a 62,986 square foot warehouse facility in Erie County, Cheektowaga, New York from FedJones Cheektowaga, LLC (FedJones), an unrelated entity. This lease was between FedJones and the Erie County Industrial Development Agency (ECIDA). This warehouse facility is 100% subleased to FedEx Ground Package System, Inc. under a net lease (FedEx lease). The purchase price was approximately $4,200,000. Monmouth Capital Corporation borrowed approximately $1,100,000 against its security portfolio with Prudential Securities and obtained a mortgage of approximately $3,100,000. This mortgage payable is at an interest rate of 6.875% and is due October 1, 2017. At the end of the lease term, Registrant may purchase the warehouse facility from ECIDA for $10. The property acquired is commercial rental property and will continue to be used as such. Registrant will account for this transaction as a purchase.

     The following are the material factors to be considered in assessing the property:

     * Description of Property - The property acquired is a leasehold interest in a 62,986 square foot warehouse facility located at 1289 Walden Avenue, Lot 33, Walden Commerce Exchange Industrial Park, Cheektowaga, New York.

      * Occupancy Rate and Number of Tenants - The commercial rental property acquired was constructed in 2001. Commencing August 1, 2001, the property was 100% occupied under a 10-year net sublease agreement with to FedEx Ground Package System, Inc. This FedEx lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

      * Principal Business of Tenant - FedEx Ground Package System, Inc. uses this property as a warehouse facility. Registrant believes that FedEx Ground Package System, Inc. will continue to use this property as such.

     *     Principal Provisions of the FedEx Lease   -   The
following  are  the principal provisions of the FedEx lease:

          Term                               Monthly Rent

     8/01/01 - 7/31/11                         $33,835

      At  the end of the lease term, the tenant has two  (5)
year options. Base rent during the first option term shall be $37,220 per month. Base rent during the second option term shall be $40,940 per month.

          The Seller assigned the lease to Registrant.

      * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately $3,760,000 of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

      *   Anticipated  Capital Improvements - The Registrant
does   not  anticipate  any significant capital improvements
during the  term of the lease described above.

      *    Insurance Coverage - Insurance on the property is
paid  for by the tenant.   In the opinion of the Registrant,
this coverage is adequate.

      Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.

     The following is pro forma financial information.   The
impact of the property acquired to the financial statements of the Registrant is as follows:


     ADJUSTMENTS TO STATEMENT OF INCOME

     Rental   and  Occupancy  Charges  -  Increase   of
     $406,000 based upon scheduled rent in accordance with the FedEx lease terms.

     Interest  Expense  - Increase of   $249,000  based
     upon    a    mortgage  of   $3,100,000  at   6.78%
     interest   and   total   monthly   principal   and
     interest payments of $30,635 and a margin line increase of $1,100,000 currently at 3.875%.

     Depreciation Expense - Increase of $96,000 based upon approximately 3,760,000 of the purchase price being attributed to building and improvements, and straight-line depreciation over a 39 year life.

     Net  Income   -  Increase of $61,000  (rental  and
     occupancy   charges  less  interest  expense   and
     depreciation expense).

     The    effect    of   cash   made   available   by
     operations will be an increase of $157,000 (net income plus depreciation).

     ADJUSTMENTS  TO  THE  BALANCE  SHEET  AT  DATE  OF
     PURCHASE

     Land,  Buildings,  Improvements  and  Equipment  -
     Increase of $4,200,000, based on the purchase price and closing costs.

     Loans Payable - Increase of $1,100,000, the total amount used on the margin line.

     Mortgages Payable - Increase of $3,100,000, the amount of the mortgage on the acquired property.

     Registrant knows of no other financial statement item which would be materially affected by the acquired property.

                         SIGNATURES


Pursuant  to the requirements of the Securities Exchange Act
of   1934, the  Registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.



                                MONMOUTH CAPITAL CORPORATION




                                /s/  Anna T. Chew
                                     Vice President



     Date       September 23, 2002